                                                                   EXHIBIT 10.16

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is executed as of the 20/th/ day of July, 1999, by and between INSYNQ, INC., a Washington corporation (the "Employer") with its principal office located at 705 S. 9/th/ St., Suite 305, Tacoma, WA 98401-1996, and Carey M. Holladay, individual (the "Employee") residing at 1538 Verbena Way, Roseville, CA. These are the "Parties" to this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

     1.   Employment. The Employer shall employ the Employee, and the Employee
          ----------
accepts such employment by the Employer, upon the terms and conditions set forth in this Agreement.

     2.   Position and Duties. The Employer and the Employee agree that the
          -------------------
Employee will be employed as the Senior Vice President of Business Development/Marketing of the Employer, and that in this capacity the Employee's principal duty shall be responsible for identifying and implementing new business strategies, marketing/PR programs, and partnering opportunities, including strategies alliances, technology and marketing alliances, for the purpose of building overall brand awareness and generating revenue for Company. The Employee shall have those additional duties and responsibilities described in the Job Description attached to this Agreement as Exhibit "A," which is incorporated by this reference. The Employee's duties may include management of other sales and marketing personnel. The Employee agrees that she shall perform her duties diligently and in a professional, competent, businesslike, cooperative and courteous manner. The employment herein is on a full time basis, and the Employee agrees that, during the Term of this Agreement, she shall not be employed by or perform professional services for any other party without the prior, written consent of the Employer.

     3.   Term. Subject to the further provisions of this Agreement, the term
          ----
of employment under this Agreement shall commence upon the date the Employer receives its first installment of funding. (estimated July 8th, 1999) and shall expire five (5) years from such date; provided, however, if funding is received by July 8th, 1999, full time employment shall not commence until August 1, 1999. Employee may commence part-time employment on or about July 15, 1999, on a schedule agreed to by Employer.

     4.   Salary. For all of the duties to be performed by the Employee in any
          ------
capacity under this Agreement, the Employer will pay the Employee a base salary of One Hundred Thirty Thousand Dollars ($130,000.00) per year, effective July 1, 1999, assuming commencement of this Agreement as described in section 3 above. Employee's base salary shall increase by an amount not less than five percent (5%) effective on July 1 of each year during the term of this Agreement; any increase greater than five percent (5%) per year shall be determined by Employers discretion. Salary shall be paid in bi-monthly installments, and shall be subject to all withholding and employment tax deductions and payments required by law.

     5.   Benefits. The Employer shall provide to the Employee the following
          --------
benefits:

          (a) At such time as the Employer makes group health, group life insurance, or group disability insurance available to any of its employees, it shall make insurance of the same type available to the Employee and shall pay for health care coverage for the Employee and the Employee's spouse and dependent children. If group health insurance is not available on the Commencement Date, the Employer shall pay the Employee's COBRA - related expenses for health insurance covering the Employee and the Employee's spouse and dependent children.

          (b) Three (3) weeks paid vacation (consisting of fifteen (15) working days) during the first year of the Term of this Agreement, five (5) weeks paid vacation during the second year and six (6) weeks during the third year of the Term and any subsequent extension Terms. The period of vacation will be selected by the Employee. The Employee shall give the Employer not less than sixty (60) days advance notice of the dates of the Employee's proposed vacations. Unless authorized in writing by the Employer in advance, unused vacation time shall not be carried over from year to year. The Employee shall not be paid for unused vacation. Vacation does not include sick leave or the following holidays:
          .  New Year's Day (January)
          .  Presidents Day (February)
          .  Memorial Day (May)
          .  Independence Day (July)
          .  Labor Day (September)
          .  Thanksgiving (November-Thursday & Friday)
          .  Christmas Day (December)
          .  2 Floating Holidays

          (c) Paid sick leave of not more than fifty six (56) workday hours during the first year of the Term, and not more than One Hundred and Twelve
(112) workday hours during each the second and third years of the Term. The Employee shall not be paid for unused sick leave.

          (d) The Employer may provide a qualified 401(k) profit sharing or retirement plan for its employees, with the Employer contributing to such plan a specified amount equal to a percentage of employee's salaries per month specified in such plan, and permitting voluntary contributions by employees to the plan, subject to any maximum contribution limitations imposed by law. At such time as such a plan is made available to any employee, it shall be made available to the Employee.

          (e) Beginning with the calendar quarter ending September 30, 1999 and continuing through the term of this Agreement, the Employer shall pay to the Employee commissions on gross revenue the commission will be capped at ninety thousand dollars (90,000) per year the commission terms and conditions are described in Exhibit "B," which is attached to this Agreement and incorporated by this reference.

          (f) Upon commencement of employment as provided in Section 3 of this Agreement, the Employee shall have an option to purchase fifty-five thousand nine hundred (55,900) shares of common stock of the Employer, at One Dollar ($1.00) per share. The Employee may exercise this option at any time prior to a termination of this Agreement, by tendering the purchase price for shares to the Employer. This option shall not be transferable by the Employee (with the exception as defined in this subsection (upon death of the employee)) this option shall terminate immediately upon termination of this Agreement, except to the extent exercised by the Employer prior to such termination. The shares issued to the Employee pursuant to exercise of this option shall be restricted as follows:

               (i) The first twenty-seven thousand nine hundred fifty (27,950) shares acquired by the Employee pursuant to this option may not be transferred by the Employee for a period of two (2) years from the date of commencement of this Agreement under Section 3.

               (ii) Any shares acquired by the Employee pursuant to this option in excess of twenty-seven thousand nine hundred fifty (27,950) shares may not be transferred by the

     Employee for a period of three (3) years from the date of commencement of this Agreement under Section 3.

The restrictions described in subsections (i) and (ii) above shall expire as follows and be of no further effect.

 . upon the death of the Employee, the employees named heir and/or estate executor will have ten (30) working days form the death of the employee to exercise all stock related options.
 . upon a change of control of the Employer as defined in Section 6(g), the employee will have ten (10) working day upon written receipt from employer to exercise all stock related options.
 . upon a termination of this Agreement under Section 8. In connection with the option and the shares described in this Section 5(f), the Employee makes the warranties and representations contained in Exhibit "C," which is attached to this Agreement and incorporated by this reference.

          (g) The Employee shall have an additional option to purchase Twenty-Five Thousand Shares (25,000) shares of common stock of the Employer, on the same terms and conditions as are described in Section 5(f), on each anniversary of the Commencement Date during the term of this Agreement.

          (h) The Employee shall have a monthly car allowance of Four Hundred Fifty Dollars ($450.00) payable on the first day of each month beginning after the Commencement Date.

          (i) All benefits described in this Section 5 shall be subject to all withholding and employment tax deductions and payments required by law.

     6.   Termination Upon Notice. This Agreement may be immediately
          -----------------------
terminated by written notice to the Employee upon the occurrence of any of the following:
          (a)  Death of the Employee;

          (b)  Mutual agreement of the parties;

          (c)  Expiration of this Agreement;

          (d) The Employee's inability, through sickness or other incapacity, to perform his duties under this Agreement for a period in excess of One Hundred and Twenty (120) consecutive days;

          (e) Any act of dishonesty, or breach or default by the Employee of any provision of Section 10.

          (f) Conviction of a crime or imposition of a civil judgment based on Employee's acts involving moral turpitude.

          (g) A change of control of the Employer, which shall mean a transfer of substantially all of the assets of the Employer, or a transfer of more than fifty percent (50%) of the common stock of the Employer.

     7.   Termination After Notice. Notwithstanding any other provision of this
          ------------------------
Agreement, this Agreement may be terminated thirty (30) Days after the Employer gives written notice to the Employee following the occurrence of any of the following:

          (a) Breach by the Employee of any material provision of this Agreement other than those of Section 6 above, including without limitation the Employee's failure or refusal to perform his duties in the manner specified in
Section 2 above.

          (b) Repeated actions or behavior by the Employee which has caused or encouraged discontent among employees, suppliers or customers of the Employer, or which interferes with agreements of the Employer, or which otherwise adversely affect the Employer's business.

          (c) Material violation by the Employee of a statutory or common law duty of loyalty to the Employer.

          (d) The Employee's material violation of any local, state or federal law which impairs his ability to perform his duties under this Agreement, or which in the good faith judgment of the Employer's Board of Directors adversely affects the reputation or goodwill of the Employer.

     8.   Termination by Employer. Notwithstanding the provisions of Section 3,
          -----------------------
the Employer may terminate this Agreement for any reason other than those provided in Sections 6 and 7. In such event, then the Employer shall continue to pay the Employee base salary (Section 4), medical insurance (Section 5(a)), bonus compensation (Section 5(e)), and retirement plan (if any) (Section 5(d)), for a period of six (6) months following such termination.

     9.   Termination by Employee. Notwithstanding the provisions of Section 3,
          -----------------------
if the Employee's title, status, authority or responsibilities are materially reduced, or if the Employee's base salary is reduced, the Employee may terminate this agreement. In such event, then the Employer shall continue to pay the Employee base salary (Section 4), medical insurance (Section 5(a)), bonus compensation (Section 5(e)), and retirement plan (if any) (Section 5(d)), for a period of six (6) months following such termination.

     10.  Property of Employer and Confidential Information.
          -------------------------------------------------

          (a) Employee acknowledges and agrees that Insynq and Employer are the sole originators and creators of the System, and that they have expended considerable time and monies in its development and refinement. Employee acknowledges and agrees that Employer is the exclusive, rightful, sole owner of the System and all information and technology related thereto which has been or will be in future developed by Employer, Employee, and other employees of Employer.

          (b) Employee further acknowledges and agrees that the System and all information regarding the System which has in the past or may in future be disclosed to Employee in any form, although they may contain elements which in isolated form could be construed as previously known to Employee or as common knowledge in the industry, also contain much proprietary and confidential information and know-how ("Confidential Information") of Employer, and that the System's elements and the System as a whole are unique, confidential Trade Secrets (under the Washington Trade Secrets Act, Chapter 19 R.C.W.) and of great proprietary value to Employer.

          (c) Employee agrees that he shall use the Confidential Information only for the purposes and in the manner specified by Employer, and shall take all reasonable steps to safeguard and protect such Confidential Information from unauthorized disclosure, including without limitation preventing unauthorized access to Confidential Information stored electronically. Employee shall not at any time during or after his employment by Employer disclose or disseminate Confidential Information, nor shall he remove any such Confidential Information from the Employer's offices, or make copies or replications of such Confidential Information (except as may be necessary in the normal course of system security or backup measures) without the prior, specific authorization of an Executive Officer of Employer.

          (d) It is acknowledged and agreed that the nature of the System is national and international in geographical scope. In consideration of the other terms of this Agreement and an additional Five Hundred and no/100 Dollars ($500.00) in cash received by Employee at the time of execution of this Agreement, Employee agrees that, during the Term of this Agreement, and for a period of Two years (2 In addition the Employee shall not be employed in any direct (hands-on) technical capacity by, or provide direct (hands-on) technical advisory services to any business that competes with the System anywhere in the world. Exhibit "D" contains a list of products and businesses which Employer and Employee believe currently compete with the System, and which by this reference specifically covered by this Agreement; Employer and Employee agree that other products or businesses may compete with the System now or in the future, and such additional competitors are also covered by this Agreement. Employer and Employee agree that the restrictions placed upon Employee by this Agreement are reasonable and necessary for the protection of Employer from competition and unfair competition by Employee through use of Confidential Information and know-how obtained or developed by Employee on behalf of Employer, and for which Employee received just compensation, and further that such restrictions are reasonably limited with respect to the activities they prohibit, their duration, geographic scope and their effect upon Employee. Employee and Employer expressly agrees that nothing in this Agreement shall prohibit Employee from obtaining employment or work of the type for which he is qualified and accustomed, or earning a livelihood for himself or his family and that the computer software business is large, and Employee's technical skills are such that there are many opportunities for him in business which do not compete with the System.

          (e) Employee agrees that he shall not at any time during the Term of this Agreement or after its expiration or termination work independently or with others in the creation, developmentor operation of any system or services which look like, copy or imitate those of Employer, or could reasonably be confused with those of Employer, nor shall she make unauthorized use of the Confidential Information for the benefit of himself or others.

          (f) Employee agrees that her failure to act in utmost good faith and abide by the terms and conditions of this Agreement could cause Employer irreparable damage and harm not totally calculable in money, and for which Employer would have no adequate remedy at law. Therefore, Employee agrees that, in the event of any breach or default of any provision of this Agreement, or threatened breach or default, Employer may, in addition to any other remedies it may have at law or otherwise, apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the breach of these provisions and to otherwise specifically enforce the provisions of this Agreement.

          (g) Employee agrees that, prior to the commencement of any employment other than the employment by Employer, Employee shall furnish the new employer with a copy of this section 8. Employee further agrees that Employer may advise any new or prospective employer of the existence of this Agreement and may furnish such employer with a copy of same.

     11.  Duties Upon Expiration or Termination. The Employee agrees that upon
          -------------------------------------
the expiration or termination of this Agreement, she shall promptly turn over to the Employer all information in his possession or available to her, including the Confidential Information, in whatever form regarding the System and the Employee's work for the Employer.

     12.  Entire Agreement. This Agreement contains all of the oral and written
          ----------------
agreements between the parties as to the Employee's services. All prior discussions, compensation, understandings, negotiations and agreements are merged into this Agreement. Except for the termination provided above, this Agreement may only be changed or rescinded by the written agreement of both the Employer and Employee herein.

     13.  Waiver. The waiver by either party of a breach or default of any
          ------
provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach or default of the same or a different nature.

     14.  Benefit and Assignment. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the Employer, its successors and assigns. The rights and benefits of the Employee under this Agreement are personal to him or her, and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise provided herein.

     15.  Modification, Severability. Any provision of this Agreement which is
          --------------------------
found by a court to be invalid, illegal or unenforceable shall be deemed automatically modified to the extent to make it valid, legal and enforceable, or, if it cannot be so modified, then stricken. The remaining provisions of this Agreement shall remain in full force and effect

     16.  Governing Law. This Agreement shall be construed and governed in
          -------------
accordance with the laws of the state of Washington.

     17.  Notices. Any notice required or desired to be served, given or
          -------
delivered under this Agreement shall be in writing and shall be deemed to have been validly serviced, given or delivered upon deposit in the United States mail by registered or certified mail with proper postage prepaid and addressed to the party to be notified at the addresses given above, or to such other address as either party may hereafter designate by written notice to the other party.

     18.  Arbitration.
          -----------

          (a)  Arbitrator. As used herein, the term "Arbitrator" shall mean any
               ----------
natural person, not related to either party to this Agreement, or any person, firm, employer or other business organization that controls, is controlled by, or is under common control of any party to this Agreement. The Arbitrator must have substantial experience involving the subject matter of the dispute.

          (b)  Arbitration Procedure. Except with respect to injunctive relief
               ----------- ---------
under Section 8 of this Agreement, any matter of disagreement, dispute or controversy between the parties to this Agreement relative to, or arising out of this Agreement, or Exhibits to this Agreement, if any, may be submitted by either party to arbitration. The demand for arbitration shall be in writing; shall be personally served on the other party, or sent by certified mail, return receipt requested to the other party, and shall set forth the matter or matters to be arbitrated. The parties shall then agree on an Arbitrator. In the selection and appointment of the Arbitrator, the parties each agree to act in good faith to name persons with experience and expertise in the subject matter involved. If the parties cannot agree upon an arbitrator, then either party may petition the Superior Court of Pierce County, Washington to appoint an arbitrator to act pursuant to the terms of this Agreement.

          (c)  Manner of Conducting Arbitration. Any arbitration pursuant hereto
               --------------------------------
shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. Arbitration may be entered in any court having jurisdiction thereof, subject, however, to the provisions of Chapter 7.04 of the Revised Code of Washington which are not in conflict with said Rules, provided, however, if such Association is not then functioning, or such Rules are not then in effect, arbitration shall be conducted in accordance with the requirements of said Chapter 7.04, or such other provisions of the statutory laws of the state of Washington as may be enacted in lieu of said Chapter 7.04. All such arbitration proceedings shall take place in Tacoma, Washington. In any such arbitration proceeding, each party shall have full access to the relevant books and records of the other party and the power to call for testimony the other party and all other rights to discovery afforded under the then applicable Federal Rules of Court;

          (d)  Decision of Arbitrator. The decision of the Arbitrator shall be
               ----------------------
given in writing and shall be binding and conclusive upon the parties.

          (e)  Fees. The fees and expenses of the Arbitrator shall be divided
               ----
equally between the parties to the dispute.

     19.  Attorneys' Fees. In the event of a dispute between the parties to this
          ---------------
Agreement, the losing party shall pay the prevailing party all its attorneys' fees, costs, cost of investigation, costs of appeal and any costs of collection of awards.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.

INSYNQ, INC. (Employer)                 CAREY M. HOLLADAY (Employee)

By: /s/ John P. Gorst                   /s/ Carey Holladay
   -------------------------            -----------------------------
    Chief Executive Officer

                                  EXHIBIT "A"

                                JOB DESCRIPTION
                                ---------------


Title:                 Senior Vice President of Business Development/Marketing
Reports:               President/COO
Status:                Exempt
Projected Start Date:  August 1, 1999
Job Family:            Employee Management

Position Overview:
-----------------

Responsible for identifying and implementing new business strategies, marketing/PR programs, and partnering opportunities, including strategic alliances, technology and marketing alliances, for the purpose of building overall brand awareness and generating revenue for Employer.

Position Description:
--------------------

Provide recommendation to CEO and President/COO with regard to business development strategies.
Assist with the expansion (profitability) of Employer's business plan, revenue projections and internal infrastructure as needed to include marketing and sales.
Assist with the implementation of the business plan and the production of subsequent revenue goals.
Promote business concepts internally to staff members.
Work in cooperation with other members of the Employee Management team to target companies that are both complementary and supportive of Employer's core competencies.
Identify, develop and implement new content and products to be offered from Employer's e-services site in order to achieve a favorable end user experience.
Develop business cases for working with each partner Employer and identify associated revenue and marketing opportunities that will be produced as a result.
In conjunction with CEO and President/COO negotiate and secure formal Contracts with each partner Employer.
Ensure partner compliance with contract terms and optimum profitability.
Work with marketing/PR staff to identify brand awareness strategy and set direction of associated tasks to build brand awareness.
Work with marketing/PR staff to write press releases, speaking biographies and synopsis' that continue to build Employer's brand awareness and correctly represent the business strategy.
with marketing staff to develop preliminary designs/content for marketing collateral.
Work with marketing staff in dealing with outside ad agencies/PR firms as needed.
Develop relationships with industry analysts in order to promote Employer and the ASP industry overall.
Serve as spokesperson, on an as needed basis, to promote brand awareness and strategy with the press and editorial staff for industry magazines and trade shows.
In conjunction with marketing and PR staff identify cost-effective leveraged marketing programs and associated revenue projections for each program. Develop and implement a marketing analysis program in order to understand project revenue against actual revenue generated in order to adjust marketing programs.
Develop and implement a performance planning system for the sales team whereby reporting system will identify projected numbers against actual numbers. Develop job descriptions for sales, marketing and support staff.
Work with the sales team to provide training and conceptual understanding of how to sell Employer's product/service lines.

Identify  and recommend new distribution channels or vertical markets that could provide high growth revenue opportunities.
Perform or direct market research to substantiate recommendations to enter a particular vertical market or distribution channel.

                                  EXHIBIT "B"

                      Commission/Override Sales Agreement
                      -----------------------------------
                                      For
                                      ---
                                Carey Holladay
                                --------------

Position:           Sr. VP of Business Development and Marketing

Sales Commissions:  2% (gross revenues) and will be capped at Ninety Thousand
                    ($90,000) Dollars annually.

------------------------------------------------------------------------------
General Commission Terms and Conditions

1. This Commission/Override Agreement dated this 2Oth day of July 1999 is effective from the first day of employment and will supercede the interim commission agreement based on it's terms and conditions.

2. Commission will be paid on gross revenue on all business development activities that generate revenue for the Company. Such commission shall include not only partnerships developed and fostered by employee directly, but shall also include any and all partnerships developed and fostered by an employee of the business development team.

3. Gross revenue does not include any fees paid as royalties to third parties. In addition, commissions are not earned or paid on revenues generated through maintenance fees or support fees.

4. Employee and Company agree that the commission plan outlined herein shall be capped at Ninety Thousand ($90,000) dollars annually, with the anniversary date to be the first date of employment.

5. Insynq reserves the right, in its sole and absolute discretion, to periodically review and change/adjust commissions. Any such changes in commissions will be immediately applicable to all sales not fully executed.

6. Insynq reserves the right, in its sole and absolute discretion, to determine any commission splits and how monies are to be paid in the event that more than one person is involved in a sale.

7. Upon receipt of payment by a customer, Insynq will calculate the amount of any commission earned. Any commission or bonus owed will be paid to you on the last pay date of the month following receipt of monies from customer(s).

8. At termination of employment, no commission will be owed on any contracts where monies have not been received by Insynq. Nor will commission be earned or paid for ongoing or add-on business after termination of employment.

I have read this "Commission/Override Sales Agreement" and understand its terms. This agreement accurately sets forth the manner in which I am to earn commissions as the Sr. Vice President of Business Development and Marketing Director of Business Development.

                                  EXHIBIT "C"

                         REPRESENTATION AND WARRANTIES
                         -----------------------------

     Warranty of Investment Intent. Employee makes the following
     -----------------------------
representations, covenants and warranties:

     (a) Developmental Stages. Employee understands that the Employer is in the
         --------------------
developmental stages of its organization and operations. Employee further understands that the technologies and services being developed by the Employer are new, untested, and in the developmental stages, and that no markets for such technologies and services have yet been developed or proven, and that the business contemplated by the Employer is not fully developed and is unproven. Employee has obtained such counsel and advice from Employee's own attorneys and other advisors as the Employee deems necessary and appropriate in determining to make this Agreement.

     (b) Receipt of Private Placement Memorandum and Without Reliance. Employee
         --------------------------- --------------------------------
acknowledges that Employee has received, read, and is familiar with the Private Placement Memorandum dated _______________ attached to this Agreement as Exhibit "A", and to have obtained such counsel and advice as Employee deems necessary and appropriate in determining to make this Agreement. Employee understands that the Employer's statements in the Private Placement Memorandum, including without limitation its business plans, use of proceeds, interim financial statements, and forward-looking pro forma information, as prepared by management without audit, are good faith representations by the Employer, but Employee must complete Employee's own investigation of the investment opportunity involved and that the business contemplated by the Employer is unproven and thus there can be no assurance of the success of the Employer, nor the accuracy of any of the financial or business data provided, and Employee expressly does not rely upon any of such representations in subscribing for shares.

     (c) Risks. Employee recognizes and acknowledges that Employee's investment
         -----
in the Employer involves speculative risks and other risks of loss which could include the full loss of the entire investnent. Employee has taken full cognizance of and understands the risk factors relative to Employee's purchase of shares in the Employer. Employee is able to bear the economic risks of Employee's investment in the Employer, including the risk of losing part or all of Employee's investment, and the inability to sell or transfer the shares.

     (d) Investigation. Employee has been provided with all materials and
         -------------
information requested either by Employee, Employee's counsel, or others representing Employee, including any information requested to verify any information furnished. Where applicable, there has been direct communication between the Employer and its representatives and Employee and Employee's representatives and advisers. The Employer and its representatives have given Employee and Employee's representatives and advisors the opportunity to ask such questions concerning the Employer and the terms and conditions of the Agreement and to obtain all materials and information as Employee and Employee's representatives and advisors have requested, and Employee has taken advantage of this opportunity to the extent necessary for Employee to understand the risks and merits of the investment in shares ofthe Employer, all in accordance with the advice and counsel Employee has obtained from Employee's own representatives and advisors. Employee has made a decision to purchase based upon Employee's investigation, advice and analysis.

     (e) Purchase Long-Term Investment. Employee is purchasing shares of the
         -----------------------------
Employer for Employee's own account and for investment purposes only. Employee has no current intention, agreement or arrangement for the distribution, transfer, assignment or resale of any of the shares. Employee does not intend to divide Employee's participation with others or to resell or otherwise dispose of any part of or all of the shares. Employee further acknowledges that unless the shares are subsequently registered under the Securities Act of 1933 and the securities laws of other states (the "Acts"), Employee may not resell, hypothecate, transfer, assign, or make other dispositions of any of the shares except in a transaction exempted or excepted from the registration requirements of the Acts. Employee further understands that any attempt to transfer the shares, absent an effective registration statement covering such transaction or a bona fide exemption, may not be honored by the Employer, and that the Employer is under no obligation either to register securities under the Acts, or to qualify for any exemption or exception from the registration requirements under the Acts.

     (f) Not a Public Offering. Employee understands that the shares in the
         ---------------------
Employer are being offered and will be sold by the Employer to Employee in reliance upon certain exemptions from the registration requirements of the Acts, and not through a public offering of the securities.

     (g) There is No Market in the Employer's Securities. Employee acknowledges
         -----------------------------------------------
that there is no market for the shares ofthe Employer and that Employee may not be able to sell or dispose ofthe shares. Employee realizes that these securities must not be purchased unless Employee has sufficient liquid assets to assure that the purchase will cause no serious financial difficulties to Employee and that Employee can provide for other current and future personal, financial and business needs. Employee is willing and able to bear the risk of such nonliquidity.

     (h) Experienced, Sophisticated Investor. Employee and/or Employee's
         -----------------------------------
representative have such knowledge and experience in financial and business matters and in investments that they are capable of evaluating the merits and risks of Employee's investment in shares of the Employer. Employee and/or its representative have obtained, in their judgment, sufficient information relating to the Employer to permit Employee to properly evaluate the merits and risks of the investment.

     (i) Reliance by the Employer on Disclosures. Employee understands that
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Employee's representations in this Agreement will be expressly relied upon by the Employer in connection with accepting this Agreement and if the information provided by Employee is incorrect, the consequences could constitute a violation of the Acts which would also adversely affect Employee's investment, the investment of other purchasers of shares, and the business plans and arrangements of the Employer, its key personnel and affiliates.

     (j) Legend. Employee agrees and consents to the placing by the Employer
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of the following legend on the certificates representing the shares to be issued:

     The securities represented hereby have not been registered under United States federal or state securities laws and may not be offered for sale, sole or otherwise transferred or assigned for value, directly or indirectly, nor may the securities be transferred on the books of the Corporation, without registration of such securities under all applicable United States federal or state securities laws or compliance with an applicable exemption therefrom, such compliance, at the option of the Corporation, to be evidenced by an opinion of shareholder's counsel, acceptable to the Corporation, that no violation of such registration provisions would result from any proposed transfer or assignment.

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

                                  EXHIBIT "D"

                               PRODUCTS/BUSINESS
                               -----------------

     1.   The System. INSYNQ has developed and is continuing to improve a
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proprietary data utility services system that offers to individuals and smaller businesses enhanced technological computer processing and communications capabilities at substantially lower costs than heretofore available to them. The INSYNQ System (hereinafter the "System") is defined, without having the effect of limitation, asa data utilities services system using specialized equipment, modified computer software and special technology whereby customers using simplified or older technology computer equipment are enabled to access and use powerful, high speed central computer servers, high capacity memory and data storage facilities, internal and external computer networking capabilities, internet, e-mail and other services, and to utilize bulk priced software applications that have been specially modified by the Company to be useable in such a network System; thereby creating a modem "virtual office" of up to date computer technology, processing, memory, storage capacity and communications and networking capabilities that is less costly to the user than installing the internal equipment, systems and software that would otherwise be required to obtain some or all of the enhanced business capabilities described above. This is the System with which Employee is familiar, and for which Employee shall be employed as Technical Services Director.

     2.   Competitive Products or Businesses Know to Employee and Employer.
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